Exhibit 10.3.1

AGREEMENT OF PURCHASE AND SALE

THIS AGREEMENT OF PURCHASE AND SALE (the “Agreement”) is made and entered into the 25 day of September 2015 (the “Effective Date”), by and among SBS HOLDINGS AT TALL PINES, LLC, a Georgia limited liability company “Seller”), and T.A.G. ACQUISITIONS LTD., a                            limited partnership (“Purchaser”).

WITNESSETH:

In consideration of Ten and No/100 ($10.00) Dollars in hand paid by Purchaser to Seller, the mutual covenants herein contained, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Purchaser and Seller, intending to be legally bound, do hereby covenant and agree as follows:

1.   Agreement to Sell and to Purchase. Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase and acquire from Seller, upon the terms and conditions hereinafter set forth, the following: That certain tract or parcel of land, including all improvements, located at 3200 Cushman Circle, Atlanta, Fulton County, Georgia, as more particularly described on Exhibit “A” attached hereto and incorporated herein by reference (hereinafter referred to as the “Property”).

2.   Earnest Money Deposit. On or before three (3) days after the Effective Date, Purchaser shall deliver to the law firm of Cohen Pollock Merlin & Small, P.C., (“Escrow Agent’’) the sum of Twenty-Two Thousand and /500 Dollars ($22,500.00) (the “Deposit”). The Deposit shall be held by Escrow Agent (the “Escrow Account”) in non-interest bearing account, and applied to the Purchase Price (hereinafter defined) at the Closing (hereinafter defined) or disbursed as otherwise provided in this Agreement.

3.   Purchase Price. The “Purchase Price” for the Property shall be equal to Four Hundred Fifty Thousand and No/100 Dollars ($450,000.00). The Purchase Price, as adjusted by the closing prorations described in Paragraph 4 hereof and as reduced by the Deposit, shall be paid by Purchaser at the Closing in cash or other immediately available funds by wire transfer.

4.   Closing Prorations. The following amounts or items shall be prorated, credited or added to the Purchase Price at Closing, and except to the extent otherwise provided herein, shall adjust the Purchase Price. All prorations shall be made as of midnight of the day prior to Closing such that Purchaser shall receive all income and shall be responsible for all expenses on the Closing Date (hereinafter defined).

(a)          Taxes.  At Closing, all state, county and municipal ad valorem taxes, assessments and similar charges, if any, with respect to the Property will be prorated as provided above based upon taxes for such year, or if said ad valorem tax amounts for such year are not available, upon the ad valorem taxes for the previous or subsequent year. Upon receipt of the tax bill for the Property, the parties agree to re-prorate the taxes, if necessary, based on such bill and to adjust between themselves any differences between such bill and the proration made at Closing based on the previous year’s tax bill. The provisions of this subparagraph (a) shall survive Closing.

(b)          Utilities, Rent and Other Expenses. Seller shall cause all the utility meters (if any) to be read as of the Closing Date, if practicable, and shall be responsible for the cost of all utilities used prior to the Closing Date. Purchaser shall be responsible for the cost of all utilities used on and after the Closing Date. If an actual reading is not practicable as of the Closing Date, the cost shall be reasonably estimated by Seller and Purchaser (or if Seller and Purchaser fail to agree, by the Title Company, as hereinafter defined) and shall be final. Utilities shall include, without limitation, electricity, gas, sewer and water. All rents as to any portion of the Property shall be prorated as of the Closing Date. The provisions of this subparagraph (b) shall survive Closing.

(c)          Assessments. If, as of the Closing Date, the Property or any part thereof shall be or shall have been affected by any assessment or assessments which are or may become payable in annual installments, Seller shall pay such assessments in full prior to or at the Closing.

5.   Documents to Be Delivered Prior to Closing. Intentionally omitted.

6.   Inspections. Commencing upon the Effective Date and continuing until five (5) business days prior to Closing, Purchaser shall, at Purchaser’s expense, have the right to access and make reasonable examinations and inspections of the Property, subject to the rights of the current tenant, and the contracts, books, records, leasing files, plans, reports and inspections relating to the condition of the Property, notices to or from third parties, at d leases and accounts of Seller regarding the Property to the extent Seller possesses same. Purchaser’s access as aforementioned shall be provided upon reasonable request to Seller for same, and all documentation requested by Purchaser, to the extent in Seller’s actual possession, shall be made available at the Property during normal business hours. Purchaser agrees to promptly repair at Purchaser’s expense any material damage caused by Purchaser to the Property as a result of Purchaser’s inspections. If, prior to ten (10) business days from the Effective Date (the “Inspection Period”), Purchaser determines in its sole and absolute discretion that the condition of the Property is unsatisfactory for any reason, Purchaser shall have the option to terminate this Agreement by serving written notice of termination on Seller. If Purchaser provides such written notice to terminate prior to the expiration of the Inspection Period, the Deposit shall be returned to Purchaser upon such termination, and this Agreement and the rights, duties and obligations of the parties hereunder shall terminate and be of no further force or effect, except to the extent any such provisions, by their terms, expressly survive termination hereof. If Purchaser does not terminate this Agreement prior to the expiration of the Inspection Period, the Deposit shall become non-refundable except in the event of a default by Seller, or as otherwise specifically provided for herein. Purchaser agrees to indemnify and hold Seller harmless of, from and against any and all claims and losses whatsoever arising out of or relating to the exercise by Purchaser of the inspection rights provided in this Section, including such claims and losses as arise from or relate to the exercise of such rights by or through agents and/or contractors retained by Purchaser. The restoration, indemnity and hold harmless agreements provided in this Section shall survive the termination, lapse, breach or closing of this Agreement. Purchaser agrees to promptly provide to Seller, but in no event later than three (3) days from receipt of same, copies of any and all reports, studies, surveys or other documents obtained by Purchaser as a result of its inspections pursuant to this Paragraph.

As-Is Sale. Purchaser expressly acknowledges that Purchaser has had and will have an opportunity to evaluate the Property and to make full inquiry of Seller as to all matters deemed relevant by Purchaser in evaluating the Property. Purchaser expressly acknowledges that the Property is being purchased “as is”, “where is” and “with all faults,” latent and patent, without recourse to or against Seller or any Seller Party (hereinafter defined), and releases and waives any claims against Seller or any Seller Party for any matter pertaining to the character or condition of the Property, except for a breach of the representations and warranties of Seller expressly set forth here in. Without limiting the generality of the foregoing, except as expressly set forth herein, Seller has not made and will not make, and hereby expressly disclaims, any warranties or representations of any kind whatsoever, express or implied, with respect or relating to the Property, including without limitation, merchantability, habitability or fitness for any particular purpose of the Property or any part thereof. Purchaser expressly acknowledges that it is not authorized to rely, has not relied, and will not rely on any representation, statement or warranty of Seller, or of any agent or representative of Seller, not expressly set forth herein. Except as expressly set forth in this Agreement, Purchaser shall not have the right to terminate this Agreement and receive a Refund of the Earnest Money.

7.   Title. At Closing, Seller shall convey, transfer, grant and set over to Purchaser insurable, marketable, good, and indefeasible fee simple title to the Property, free and clear of all monetary liens, mortgages, leases (except for the existing leases for tenants of the Property), and other monetary encumbrances whatsoever except only those encumbrances and exceptions set forth on Exhibit “B” attached hereto and incorporated herein by reference, and those encumbrances and exceptions approved in writing (or deemed approved hereunder) by Purchaser prior to Closing (“Permitted Title Exceptions”). In all events, such title shall be insurable by a nationally reputable Title Insurance Company on its standard form of ALTA Form B owner’s policy at its standard rate with exception only to the Permitted Title Exceptions and with all standard exceptions being removed or deleted. If Purchaser’s examination of title discloses any defects in title, then Purchaser shall notify Seller, no later than fifteen (15) days prior to Closing, of such defects or objections (“Purchaser’s Objection Notice”), Seller, within five (5) days of receipt of Purchaser’s Objection Notice, shall notify Purchaser in writing (“Seller’s Cure Notice”) of any matters in Purchaser’s Objection Notice which Seller elects to cure; provided, however, that, anything to the contrary herein notwithstanding, Seller shall not be required to cure any liens or encumbrances identified in Purchaser’s Objection Notice. In the event Seller informs Purchaser in Seller’s Cure Notice that Seller is unable to cure or unwilling to cure any objections raised in Purchaser’s Objection Notice (or in the event Seller does not timely provide Seller’s Cure Notice), Purchaser shall be entitled to, either (i) terminate this Agreement upon written notice to Seller delivered no later than two (2) business days prior to Closing, and receive the return of the Deposit, or (ii) to waive such objection and proceed to close the transaction contemplated by this Agreement, In the event Purchaser fails to make such election within five (5) days after the latter of (x) Purchaser’s receipt of Seller’s Cure Notice or (y) the date by which Seller’s Cure Notice was required to be delivered, Purchaser shall be deemed to have selected (ii) above. Purchaser shall have the right to re-examine title to the Property up to and including the Closing Date and raise any additional objections not appearing of public record prior to Purchaser’s submission of Purchaser’s Objection Notice. If Seller shall not correct or remove the defects or objections which Seller has agreed to cure by Closing or should Purchaser learn of any other defects or objections to Seller’s title not permitted by the terms hereof after the date of the initial title examination by Purchaser, then Purchaser, in Purchaser’s sole discretion or judgment, may:

(a)          accept the Property with such defects, provided Purchaser, may satisfy and discharge any lien, mortgage, or other security interest encumbering the Property, and deduct such payment therefor from the Purchase Price; or

(b)          elect to terminate this Agreement by notice to Seller, in which event the Deposit shall be returned to Purchaser and thereupon Purchaser shall have Purchaser’s rights and remedies under Paragraph 9 hereof.

If Purchaser does not make its election as to the foregoing by the then established closing date, then Purchaser shall be deemed to have elected option (a) and shall promptly close on this Agreement.

8.   Default.

(a)                  Purchaser’s Default. If Purchaser defaults under this Agreement and Seller has not defaulted under this Agreement and all conditions precedent and contingencies to Purchaser’s obligations are satisfied, then, upon written notice of default to Purchaser, as Seller’s sole and exclusive remedy for such default, Escrow Agent shall pay to Seller the Deposit. Purchaser and Seller acknowledge that it is impossible to estimate precisely the damages which might be suffered by Seller upon Purchaser’s default and that the Deposit represents a reasonable estimation of such damages. Seller’s retention of the Deposit is intended not as a penalty, but as full liquidated damages as provided under state law. The right to receive and retain the Deposit as full liquidated damages is Seller’s sole and exclusive remedy in the event of default hereunder, except as otherwise expressly provided. The Deposit shall constitute the stipulated damages of Seller, and Purchaser shall thereupon be relieved of all further obligations and liabilities arising out of this Agreement, except for the indemnities contained herein, it being agreed that the actual damages of Seller are impossible to ascertain and said amount represents the reasonable damages of Seller.

(b)                  Seller’s Default. If Seller breaches this Agreement, or any of the provisions herein, or if any representation or warranty made by Seller in this Agreement is untrue, false or incorrect, or if Seller shall not have performed any of Seller’s obligations herein set forth, then Purchaser shall be entitled to:

(i)      close the transaction contemplated by this Agreement, thereby waiving such breach, default or failure, provided, however that Purchaser may cure any breach, default or failure which is susceptible to cure by payment of money and deduct from the Purchase Price all sums so paid by Purchaser, together with all costs and expenses incurred by Purchaser in affecting such cure; or

(ii)     seek specific performance of Seller’s obligations under this Agreement, so long as Purchaser commences such litigation against Seller within sixty (60) days of the alleged default; or

(iii)     receive an immediate return of the Deposit, together with all interest thereon, from Escrow Agent and this Agreement shall be null and void with neither party having any further obligations hereunder, except for those terms and conditions that by their express terms survive the termination hereof,

9.  Closing, The closing of the purchase and sale of the Property contemplated hereby (the “Closing”) will be held through an escrow with Escrow Agent on or before October 29, 2015 (the “Closing Date”) and shall be simultaneous with the closing of the purchase and sale of the property contemplated in the 276 Agreement (defined herein), subject to the provisions of Paragraphs 14 and 20(i) below,

(a)                  At Closing or as provided below, Seller shall deliver to Purchaser, at Seller’s sole cost and expense, the following items:

(i)          Limited warranty deed conveying good, insurable and marketable fee simple title to the Property, as required by this Agreement together with any state transfer form required for recordation of the deed, subject only to the Permitted Title Exceptions.

(ii)         An Owner’s Affidavit executed and sworn to by Seller, stating that no work has been performed on the Property during the three months prior to Closing or if such work has been performed, that it has been paid in full, together with such other statements and instruments as may be required by Purchaser’s title insurance company insuring the title to the Property in order for the title insurance company to issue Purchaser’s title insurance policy without exception to any liens, unfiled easements or other standard exceptions set forth in the standard title insurance policy form.

(iii)        A certification complying with requirements of Sections 1445 and 7701 of the Internal Revenue Code of 1986, as amended (the “Code”), by Seller that it is not a foreign person within the meaning of such sections, or satisfactory proof that Seller has elected to be treated as a United States entity for purposes of such sections it being agreed and understood that Purchaser may withhold from the sales proceeds payable to Seller at Closing the amounts required to be withheld under Section 1445 of the Code, except and to the extent that Seller provides any documentation or certificate contemplated under Code Section 1445 (or the regulations issued thereunder) to reduce or eliminate such withholding.

(iv)         A written statement as of the Closing Date reaffirming that all of the warranties and representations of Seller made in this Agreement are true and correct or stating which, if any, are not true and correct and describing the nature and details of such changes.

(v)          Payment, satisfaction and discharge of any and all outstanding liens, mortgages, security interests or other encumbrances securing the payment of any indebtedness affecting the Property.

(vi)         All other documents necessary or appropriate to complete the transaction contemplated by this Agreement.

(viii)        A Bill of Sale transferring all of Seller’s rights, title and interest in and to any personalty owned by Seller located within or upon the Property; and further, an Assignment and Assumption of the leases and service contracts affecting the Property.

(b)                  At Closing, Purchaser shall pay to Seller the Purchase Price as adjusted pursuant to the terms hereof, and shall execute and deliver all documents reasonably necessary or appropriate to complete the transaction contemplated by this Agreement.

10. Costs. Seller shall pay the costs of any transfer taxes on the transfer of the Property, and the costs of recording any documents necessary to satisfy any obligations of Seller with respect to any matters raised in Purchaser’s Objection Notice. Purchaser shall pay all costs associated with Purchaser’s due diligence, the costs of the Survey, he costs of the title examination and the Title Policy, and recording costs. Each party shall bear its own attorneys’ fees. Any costs or expenses which have not been addressed herein shall be borne by such party who customarily bears such expense in the Metropolitan Atlanta Area.

11. Damage or Condemnation. Risk of loss resulting from any condemnation, eminent domain or expropriation proceeding which is commenced prior to Closing, and risk of loss to the Property due to any other cause, remains with Seller until Closing. If, prior to the Closing, all or part of the Property shall be destroyed, damaged or subjected to a bona fide threat of condemnation, expropriation or other proceeding, Seller shall so notify Purchaser, and Purchaser either may elect to (i) cancel this Agreement, in which event all parties shall be relieved and released of and from any further duties, obligations, rights or liabilities hereunder and the Deposit, together with all interest earned thereon, shall be returned to Purchaser, or (ii) Purchaser may declare this Agreement to remain in full force and effect and the purchase contemplated herein, subject to such damage or less any interest taken by eminent domain, expropriation or condemnation, shall be effected, and at Closing, Seller shall assign, transfer and set over to Purchaser all of the right, title and interest of Seller in and to any awards and insurance proceeds or claims that have been or that may thereafter be made for such taking or damage. If Purchaser elects to acquire the Property, notwithstanding damage to the Property that is covered by Seller’s insurance, the Purchase Price shall be reduced by the amount of Seller’s insurance deductible.

12. Representations and Warranties. Seller hereby represents,warrants and covenants that the following matters are true and correct as of the Effective Date and will be true and correct as of the Closing Date:

(a)                  This Agreement has been duly authorized and executed by Seller, and Seller has full power and authority to consummate the transaction described herein, and the persons executing this Agreement and all instruments to be delivered to Purchaser at Closing on behalf of Seller are fully authorized to do so, have the power to bind Seller and to so act on Seller’s behalf.

(b)                  Execution and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not result in any breach or violation of any of the terms or the provisions of or constitute a default under, any indenture, deeds of trust, mortgage, note, or other agreement or instrument by which Seller is or will be bound.

(c)                 Neither the entering into of this Agreement nor the consummation of the transaction herein described will constitute or result in a violation or breach by Seller of any judgment, order, writ, injunction or decree issued against or imposed upon it, or will result in a violation of any applicable law, order, rule or regulation of any governmental authority. To Seller’s actual knowledge, there is no action, suit, proceeding or investigation pending which would become a cloud on the title to the Property or any portion thereof or which questions the validity or enforceability of the transaction herein described or any action taken in connection with said transaction in any court or before or by any federal, district, county, or municipal department, commission, board, bureau, agency or other governmental instrumentality.

(d)                  To Seller’s actual knowledge, neither the whole nor any portion of the Property, including access thereto or any easement benefiting the Property, is subject to temporary requisition of use by any governmental authority or has been condemned, or taken in any proceeding similar to a condemnation proceeding, nor is Seller aware of any pending or threatened condemnation, expropriation, requisition or similar proceeding against the Property or any portion thereof except as described herein. Seller has received no notice nor has any knowledge that any such proceeding is contemplated.

(e)                 To Seller’s actual knowledge, there is no litigation or proceeding pending or threatened against or relating to the Property.

(f)                  No assessments have been made against the Property which are unpaid, or shall not be paid in full, at or prior to the Closing, except those ad valorem taxes, if any, for the current year which are not yet due and payable, whether or not they have become liens; and Seller has no knowledge of any assessments against the Property for public improvements not yet in place.

Purchaser hereby represents, warrants and covenants that the following matters are true and correct as of the Effective Date and will be true and correct as of the Closing Date:

(g)                  This Agreement has been duly authorized and executed by Purchaser, and Purchaser has full power and authority to consummate the transaction described herein, and the persons executing this Agreement and all instruments to be delivered to Seller at Closing on behalf of Purchaser are fully authorized to do so, have the power to bind Purchaser and to so act on Purchaser’s behalf.

Notwithstanding anything to the contrary contained in this Agreement, in the event that either party consummates the transaction contemplated hereby with actual knowledge of (A) a breach of the other party’s representations and warranties or covenants hereunder, or (B) an event of condition that upon the passage of time, the giving of notice or both, would constitute such breach, or (C) a claim against the other party pursuant to any of the indemnification provisions contained in this Agreement, then the party that consummates the transaction contemplated with such knowledge shall be irrevocably deemed to have waived any and all representations and warranties, covenants or indemnities set forth in this Agreement relating to such breach, claim, condition or event (but not those that do not relate to such breach, claim, condition or event).

13. Seller’s Obligations Prior to Closing. As a material inducement to Purchaser entering into this Agreement and as a condition to Purchaser’s obligations hereunder:

(a)                  Between the Effective Date and Closing, Seller shall:

(i)          perform all obligations of Seller as owner of the Property including compliance with all laws and ordinances affecting ownership of the Property.

(ii)         not enter into or amend, any leases or service agreements for the Property, or amend any agreements already in existence as of the Effective Date, without first obtaining Purchaser’s written consent thereto, which may not be unreasonably withheld by Purchaser.

(b)                  Without first obtaining Purchaser’s consent thereto, which consent may be withheld in Purchaser’s sole discretion, Seller shall not transfer or convey any interest in the Property, other than to Purchaser.

14. Conditions to Purchaser’s Obligations. Purchaser’s obligations under this Agreement are conditioned and contingent upon the completion of the items below, on or before the time periods set forth for each. In the event the conditions below have not been satisfied by the Closing Date, Seller shall have the option of extending same for up to ten (10) days to allow Seller to satisfy all or any of the conditions. The conditions which are subject to this Paragraph 14 are:

(a)                  Change in Condition. There shall not have occurred, subsequent to the end of the Inspection Period, any material or adverse change in the status of title to the Property, availability of access to the Property, or the availability to the Property of sewer, water, electricity or any other utilities. Should any of the foregoing be untrue, in addition to the remedies provided above, Purchaser, at its option, may close this transaction, thereby waiving such objection, or if the foregoing shall be untrue due to the act or misfeasance of Seller, its agents, employees, contractors or assigns, declare Seller in default hereunder and exercise Purchaser’s rights and remedies hereunder.

15. Brokers. Purchaser and Seller hereby agree, warrant, and acknowledge that no real estate brokers or agents are involved in this transaction or would be considered the procuring cause of this transaction. Purchaser and Seller do hereby indemnify and hold harmless and defend the other from and against any and all causes, claims, damages, losses, liabilities, fees, commissions, settlement, judgments, damages, expenses and fees (including reasonable attorneys’ fees and court costs) in connection with any claim for commissions, fees or other charges relating in any way to this transaction, or the consummation thereof, which may be made by any person, firm or entity, as the result of the indemnifying party’s acts, or claiming by, through, or under the indemnifying party. This indemnity shall survive the termination or Closing of this Agreement.

16. Assignment. This Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties. Purchaser may assign this Agreement and, upon such assignment, with a copy to be provided to Seller, the assignee shall succeed to all rights, and shall assume all obligations, of Purchaser under this Agreement, except that Purchaser shall not be released from its obligations and liabilities contained in or arising from this Agreement,

17. Waiver. The failure of any party to exercise any right hereunder, or to insist upon strict compliance by the other party, shall not constitute a waiver of either party’s right to demand strict compliance with the terms and conditions of this Agreement.

18. Notice. All notices shall be in writing and shall be deemed to have been properly given on the earlier of (i) when delivered in person, (ii) when deposited in the United States Mail, with adequate postage, and sent by registered or certified mail with return receipt requested, to the appropriate party at the address set out below, (iii) when deposited with Federal Express, Express Mail or other overnight delivery service for next day delivery, addressed to the appropriate party at the address set out below, (iv) when transmitted by facsimile to the facsimile number for each party set forth below, or (v) when transmitted by electronic mail to the Email address for each party set forth below.

Purchaser:

With a copy to:

Seller:	SBS Holdings at Tall Pines, LLC
550 Pharr Road, Suite 220
Atlanta, GA 30305
Attn: Mr. Shmuel Wolf
Email: shmuelwo@gmail.com

With a copy to:	Cohen Pollock Merlin & Small, P.C.
3350 Riverwood Parkway, Suite 1600
Atlanta, GA 30339
Attention: Bradley C. Skidmore, Esq.
Phone No.: (770) 858-1288
Email: BSkidmore@cpmas.com

Rejection or other refusal by the addressee to accept, or the inability to deliver because of a changed address, changed facsimile number, or changed electronic mail address of which no notice was given, shall be deemed to be receipt of the notice sent. Any party shall have the right, from time to time, to change the address, facsimile number, or electronic mail address to which notices to it shall be sent by giving to the other party or parties at least ten (10) days prior notice of the changed address, changed facsimile number, or electronic mail address.

19. Survival. Liability for the indemnities of Seller and/or Purchaser made in this Agreement shall survive the execution and delivery of this Agreement, the termination of this Agreement prior to Closing if applicable, the breach of this Agreement by one or more of the parties, the Closing and the delivery of the Closing documents, and/or the lapse of this Agreement without a Closing, except as otherwise specifically agreed to herein.

20. Miscellaneous.

(a)                  Governing Law. This Agreement shall be governed by and constructed and enforced in accordance with the substantive and not the conflicts laws of the stare of the Georgia.

(b)                   Counterparts. This Agreement may be executed by the parties hereto in two or more counterparts and each executed counterpart shall be considered an original.

(c)                   Drafting. This Agreement has been negotiated between the parties and, for construction purposes, shall not be deemed the drafting of any one party.

(d)                   Entire Agreements; Amendments. This Agreement embodies the entire agreement and understanding between the parties relating to the subject matter hereof and may not be amended, waived or discharged except by an instrument in writing executed by the party against which enforcement of such amendment, waiver, or discharge is sought. This Agreement supersedes all prior agreements and memoranda between Purchaser and Seller which relate to the Property. The invalidity of any one of the covenants, agreements, conditions or provisions of this Agreement or any portion thereof shall not affect the remaining portions thereof or any part hereof and this Agreement shall be amended to substitute a valid provision which reflects the intent of the parties as was set forth in the invalid provision.

(e)                   Day for Performance. Wherever herein there is a day or time period established for performance and such day or the expiration of such time period is a Saturday, Sunday or holiday, then such time for performance shall be automatically extended to the next following business day.

(f)                  Attorney’s Fees. Should any suit or proceeding be brought to enforce the terms of this Agreement or any obligation herein, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and expenses therein incurred.

(g)                  TIME IS OF THE ESSENCE OF THIS AGREEMENT.

(h)                  Electronic Signature/Multiple Counterparts. For purposes of negotiating, executing and amending this Agreement, any signed document transmitted by facsimile machine or scanned email shall be treated in all manner and respects as an original document. The signature of any party thereon shall be considered for those purposes as an original signature, and the document transmitted shall be considered to have the same binding legal effect as an original signature on an original document. At the request of any party, a facsimile or scanned email document shall be re-executed by all parties in original form. No party may raise the use of a facsimile machine or scanned email, or the fact that any signature was transmitted through the use of a facsimile or scanned email as a defense to the enforcement of this Agreement. In addition, this agreement may be executed in multiple counterparts, each of which together shall constitute one and the same agreement and which shall together be fully binding on the parties hereto.

(i)                  Companion Agreement. Contemporaneous with its execution of this Agreement, Purchaser has entered into a written agreement for the purchase and sale of certain real property owned by SBS 276, LLC (the “276 Agreement”), the terms of which are similar to those of this Agreement. Anything to the contrary notwithstanding, in the event that Purchaser exercises its right to terminate the 276 Agreement pursuant to any right to terminate expressly provided therein, then Purchaser shall provide Seller with written notice of such termination Seller contemporaneous with Purchaser’s required notice of termination under that agreement, whereupon Seller shall have the right to terminate this Agreement upon written notice to Purchaser within five (5) days of such termination notice from Purchaser, whereupon the Deposit shall be returned to Purchaser. Further, anything to the contrary notwithstanding, in the event that Purchaser does not terminate the 276 Agreement pursuant to any right to terminate expressly provided therein and does not close the purchase of the subject property under the 276 Agreement, then Purchaser shall be in default of this Agreement, whereupon Seller shall have the right to terminate this Agreement and receive and retain the Deposit. In the event that this Agreement is terminated pursuant to this provision, neither party shall have any further rights or obligations hereunder except for those which expressly survive the termination hereof.

[Signatures begin on following page]

IN WITNESS WHEREOF, the parties have set their hands or caused duly authorized and incumbent officers to set their hands the date set forth by such party’s name.

SELLER:

SBS HOLDINGS AT TALL PINES, LLC

Date: 9/25/2015	By:	/s/ Shmuel Wolf

	Name:	SHMUEL WOLF

	Title:	MANAGER

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PURCHASER:

T.A.G. ACQUISITIONS LTD.

Date: 9/24/2015	By:	/s/ Cheskel Meisels

	Name:	CHESKEL MEISELS

	Title:	PRESIDENT

This Agreement and the Deposit have been received by Escrow Agent as of this         day of             , 2015. Escrow Agent agrees to be bound by the terms and provisions of this Agreement.

ESCROW AGENT:

COHEN POLLOCK MERLIN & SMALL, P.C.

By:

Name:

Title:

Exhibit “A”

Legal Description

Exhibit “B”

Permitted Title Exceptions